Exhibit 24.1

                            TRAFFIC TECHNOLOGY, INC.

                                POWER OF ATTORNEY

     I, the undersigned director of Traffic Technology, Inc. (the "Company"), do hereby constitute and appoint Mark Messina or Richard Bourke my true and lawful attorney and agent to sign an Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacity indicted below, which said attorney and agent, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934 as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Annual Report, including specifically, but without limitation, power and authority to sign for me in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) hereto; and I do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue of this power of attorney.

     Executed below by the following person in the capacity and on the date indicated:

Signature                      Title                Date
---------                      -----                ----

/s/ Steve Ziomek              Director          March 27, 2002
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Steve Ziomek


/s/ Gary Pinkston             Director          March 29, 2002
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Gary Pinkston


/s/ Ray Deese                 Director          March 26, 2002
-------------------------
Ray Deese


/s/ Dana Woudenberg           Director          March 26, 2002
-------------------------
Dana Woudenberg